As filed with the Securities and Exchange Commission on January 10, 2003

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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

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      Date of Report (Date of earliest event reported): December 20, 2002

                           CHANDLER (U.S.A.), INC.
           (Exact name of registrant as specified in its charter)

                                  OKLAHOMA
               (State or other jurisdiction of incorporation)

               1-15135                                   73-1325906
        (Commission File Number)            (I.R.S. Employer Identification No.)

           1010 MANVEL AVENUE
           CHANDLER, OKLAHOMA                              74834
(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code:  405-258-0804

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ITEM 5.  OTHER EVENTS.

On December 20, 2002, Chandler (U.S.A.), Inc. ("Chandler USA") completed the sale of its wholly-owned subsidiary, LaGere & Walkingstick Insurance Agency, Inc. ("L&W"), to Brown & Brown, Inc. The transaction is effective December 1, 2002. The agency will now be a freestanding operation under the Brown & Brown name and will soon be relocated to the Oklahoma City area in order to more easily service a broader base of residents and businesses.

L&W is expected to continue to be a significant producer of business for Chandler USA's wholly-owned subsidiary, National American Insurance Company ("NAICO"). Retail business produced by L&W and placed with NAICO constituted approximately 4% of NAICO's direct premiums written and assumed in 2001. Chandler USA will maintain certain wholesale operations related to NAICO's school districts and trucking programs through a newly formed subsidiary, Chandler Insurance Managers, Inc.

Chandler USA expects to record a gain on the sale of L&W of approximately $600,000 during the fourth quarter of 2002 based on the minimum purchase price for the transaction. This amount may be increased over the next three years depending on certain adjustments as defined in the terms of the transaction.

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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.




                                        CHANDLER (U.S.A.), INC.


Date:  January 10, 2003                 By:  /s/ W. Brent LaGere
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                                        W. Brent LaGere
                                        Chairman of the Board and
                                        Chief Executive Officer
                                        (Principal Executive Officer)


                                        By:  /s/ Mark C. Hart
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                                        Mark C. Hart, Vice President - Finance,
                                        Chief Financial Officer and Treasurer
                                        (Principal Financial Officer)